EXHIBIT 10.1

CONSENT AND AMENDMENT NO. 1
TO THIRD AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

THIS CONSENT AND AMENDMENT NO. 1 TO THIRD AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT ("Amendment") is dated as of May 19, 2010 and is by and among the parties identified as Lenders on the signature pages hereto ("Lenders") and Bank of America, N.A., as Agent ("Agent"), for Lenders, on the one hand, and Wabash National Corporation, a Delaware corporation, Wabash National, L.P., a Delaware limited partnership, Wabash Wood Products, Inc. (f/k/a WNC Cloud Merger Sub, Inc.), an Arkansas corporation, FTSI Distribution Company, L.P., a Delaware limited partnership, and Transcraft Corporation, a Delaware corporation (collectively, "Borrowers") on the other hand.  Capitalized terms used herein but not otherwise defined herein shall have the respective meanings assigned to such terms in the Loan Agreement referred to herein below.

WITNESSETH:

WHEREAS, Agent, Lenders and Borrowers are parties to a Third Amended and Restated Loan and Security Agreement, dated as of July 17, 2009 (as the same has been and may be amended, or modified from time to time, the "Loan Agreement"), pursuant to which Lenders have agreed to make certain loans and other financial accommodations to or for the account of Borrowers;

WHEREAS, Borrowers have informed Agent and each Lender that on or before May 31, 2010, (a) Wabash desires to issue new shares of common stock for cash consideration of at least $75,000,000, pursuant to the terms set forth in the Form S-3 filed on April 30, 2010 by Wabash with the Securities and Exchange Commission, as amended or supplemented from time to time and (b) Wabash desires to redeem all of the Series E-G  Preferred Stock (including payment of accrued dividends and early redemption premium payable pursuant to the Preferred Investment Documents (but with respect to the early redemption premium as if the redemption occurred between the first and second anniversary of the issuance of the Series E-G Preferred Stock)) in an amount not to exceed $48,000,000 payable with the proceeds of the equity issuance set forth in clause (a) above and to file certificates of termination terminating the Series E-G Preferred Stock (collectively, the "Recapitalization Transactions");

WHEREAS, in absence of the prior written consent of Agent and Lenders, the Recapitalization Transactions would cause certain Events of Default under Section 10.1.3 of the Loan Agreement due to certain violations of Sections 3.3.4, 8.2.7 and 8.2.15 of the Loan Agreement;

WHEREAS, Borrowers have requested that Agent and Lenders (i) consent to the Recapitalization Transactions and (ii) amend the Loan Agreement in certain respects; and

WHEREAS, Agent and Lenders have agreed to (i) consent to the Recapitalization Transactions and (ii) amend the Loan Agreement in certain respects on the terms and subject to the conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the respective parties hereto hereby agree as follows:

1.            Consent.  Subject to the satisfaction of the conditions set forth in Section 4 below, and in reliance on the representations set forth in Section 5 below, Agent and Lenders hereby consent to the Recapitalization Transactions; provided that no less than $23,000,000 (plus an amount equal to the net cash proceeds in excess of $75,000,000 received by Borrowers in connection the equity issuance contemplated by the Recapitalization Transactions) of the cash proceeds obtained by Wabash in connection with the consummation of the Recapitalization Transactions shall be used to repay outstanding principal of the Revolving Credit Loans (but shall not permanently reduce the Revolving Loan Commitments).  The foregoing is a limited consent and, other than as expressly set forth herein, shall not constitute a consent or waiver of any other Event of Default or Default that is now in existence or that may hereafter occur, or any rights or remedies that may be available to Agent or Lenders under the Loan Agreement, the other Loan Documents or applicable law with respect thereto, all of which rights and remedies are hereby specifically reserved.

2.            Amendments.  Subject to the satisfaction of the conditions set forth in Section 4 below, and in reliance upon the representations and warranties set forth in Section 5 below, the Loan Agreement is hereby amended as follows:

(a)           Section 2.10 of the Loan Agreement is hereby amended by amending and restating the third sentence of such section, as follows:

At Borrowers' joint and several expense, as requested by Agent or Majority Lenders in their reasonable credit judgment, Agent shall (a) obtain one (1) desk top appraisal of the Inventory and the Trailer Inventory of the Companies conducted by a third party appraiser reasonably acceptable to Agent in any calendar year, which appraisals shall include an assessment of the net orderly liquidation percentage of each category or type of Inventory and Trailer Inventory, (b) obtain one (1) appraisal of the Inventory and the Trailer Inventory of the Companies from a third party appraiser reasonably acceptable to Agent in any calendar year, which appraisals shall include an assessment of the net orderly liquidation percentage of each category or type of Inventory and Trailer Inventory and (c) obtain one (1) appraisal of the fixed assets of the Companies from a third party appraiser reasonably acceptable to Agent in any calendar year; provided that if an Event of Default has occurred and is continuing, Agent may obtain such additional appraisals and appraisals in its reasonable discretion.

(b)          Section 3.3.1 of the Loan Agreement is hereby amended by amending and restating the final sentence of such section, as follows:

In addition, if the Collateral subject to such sale, loss, damage, destruction or condemnation consists of (a) Eligible Accounts, Eligible Inventory or Eligible Trailer Inventory, at all times such prepayment shall be specifically applied against any limits or sublimits contained in the Borrowing Base that are predicated on such Collateral and (b) Real Property, Equipment or other fixed assets, such proceeds that (i) exceed $1,000,000 in the aggregate in any calendar year shall reduce dollar for dollar the amount of the Maximum Fixed Asset Amount in an amount equal to such excess or (ii) total at least $500,000 with respect to any individual sale, loss, damage, destruction or condemnation shall reduce dollar for dollar the Maximum Fixed Asset Amount in an amount equal to such sale, loss, damage, destruction or condemnation; provided, however, that notwithstanding anything to the contrary set forth herein no reduction in the amount of the Maximum Fixed Asset Amount shall occur in connection with the sale of Real Property located at 3379 Owingsville Road, Mt. Sterling, KY.

(c)           Section 8.2.7 of the Loan Agreement is hereby amended by deleting clauses (vi) through (vii) thereof.

(d)          A new Section 8.3 is hereby added to the Loan Agreement as follows:

8.3           Specific Financial Covenants.

During the Term, and thereafter for so long as there are any Obligations outstanding, each Borrower covenants that it shall comply with all of the financial covenants set forth in Exhibit 8.3 hereto.  If GAAP changes from the basis used in preparing the audited financial statements delivered to Agent by Borrowers on or before any applicable testing date, Borrowers will provide Agent with certificates demonstrating compliance with such financial covenants and will include, at the election of Borrowers or upon the request of Agent, calculations setting forth the adjustments necessary to demonstrate how Borrowers are also in compliance with such financial covenants based upon GAAP as in effect prior to such change in GAAP.  At any time that Borrowers are subject to the financial covenants set forth in Exhibit 8.3 hereto, no Borrower shall (a) adjust deductions from EBITDA from any period subject to such financial covenants to any period not subject to such financial covenants or (b) adjust additions to EBITDA from any period not subject to such financial covenants to any period subject to such financial covenants.

(e)          A new Section 9.2.3 is hereby added to the Loan Agreement as follows:

9.2.3       Financial Covenants.  With respect to any request for any Loan, any Letter of Credit or any LC Guaranty that would cause Availability to be or remain less than the Availability thresholds set forth on Exhibit 8.3, Borrowers shall be in compliance with each of the financial covenants set forth on Exhibit 8.3 as of the last day of the most recent calendar month for which financial statements have been delivered to Agent pursuant to paragraph (ii) of subsection 8.1.3.

(f)            Section 12.8 of the Loan Agreement is hereby amended by deleting "Hogan & Hartson LLP" through "Facsimile No.: (410) 539-6981" and inserting in lieu thereof the following:

Hogan Lovells US LLP
100 International Drive, Suite 2000
Baltimore, Maryland 21202
Attention:  Michael J. Silver, Esq.
Facsimile No.:  (410) 659-2701

(g)         Appendix A to the Loan Agreement is hereby amended by amending the definition of "Permitted Acquisition" therein by (i) deleting the reference to "and" at the end of clause (h) of such definition, (ii) deleting "." at the end of clause (i) of such definition and inserting "; and" in lieu thereof and (iii) adding the following new clause (j) to such definition, as follows:

(j)           after giving effect to the proposed acquisition, Borrowers are in compliance with each of the financial covenants set forth in Section 8.3 on a pro forma, but unadjusted, basis through the termination of the Agreement.

(h)         Appendix A to the Loan Agreement is hereby amended by amending and restating the following definitions therein:

Borrowing Base - as at any date of determination thereof, an amount equal to the lesser of:

(i)      the Revolving Credit Maximum Amount; or

(ii)     an amount equal to the sum of

(a)	85% of the net amount of Eligible Accounts outstanding at such date; plus

(b)
the least of (i) 85% of the net orderly liquidation percentage of Eligible Inventory at such date and (ii) the sum of (A) 85% of the net orderly liquidation value of Eligible Trailer Inventory at such date, plus (B) 70% of the value of Eligible Inventory consisting of raw materials or parts at such date, plus (C) 50% of the value of Eligible Inventory consisting of work-in-process at such date; plus

(c)	the Maximum Fixed Asset Amount.

For purposes hereof, (1) the net amount of Eligible Accounts at any time shall be the face amount of such Eligible Accounts less any and all returns, rebates, discounts (which may, at Agent's option, be calculated on shortest terms), credits, allowances or excise taxes of any nature at any time issued, owing, claimed by Account Debtors, granted, outstanding or payable in connection with such Accounts at such time, (2) the amount of Eligible Inventory and Eligible Trailer Inventory shall each be determined on a first-in, first-out, lower of cost or market basis in accordance with GAAP, net of intercompany charges, (3) the net orderly liquidation percentage of Eligible Inventory shall be determined by a third party appraiser reasonably acceptable to Agent and shall be as reflected in the most recent appraisal delivered to Agent under the Agreement, and (4) the net orderly liquidation value of Eligible Trailer Inventory shall be determined by a third party appraiser reasonably acceptable to Agent and shall be reflected in the most recent appraisal delivered to Agent under the Agreement.

Maximum Fixed Asset Amount – means an amount equal to $17,800,000, which number shall be reduced (i) by $400,000 on each of July 1, 2010 and October 1, 2010, (ii) by $750,000 on each of January 1, 2011, April 1, 2011, July 1, 2011 and October 1, 2011 and (iii) by $1,000,000 on each of January 1, 2012, April 1, 2012 and July 1, 2012.

Preferred Investment Documents – means collectively, (i) the Securities Purchase Agreement dated as of the date hereof by and between Wabash and Lincolnshire as may be amended from time to time; (ii) the Investor Rights Agreement dated as of the Closing Date by and between Wabash and Lincolnshire as may be amended from time to time; and (iii) the Warrant to Purchase Shares of Common Stock dated as of the Closing Date by and between Wabash and Lincolnshire as may be amended from time to time and as may be transferred in whole or in part from time to time in accordance with its terms.

(i)           Appendix A to the Loan Agreement is hereby amended by deleting the definition of "Series E-G Preferred Stock" in its entirety.

(j)           Exhibit 8.1.3 to the Loan Agreement is hereby amended and restated in their entirety as set forth on Exhibit 8.1.3 hereof.

(k)          A new Exhibit 8.3 is hereby added to the Loan Agreement as set forth on Exhibit 8.3 hereof.

3.           Scope of Amendment.  Subject to the satisfaction of the conditions set forth in Section 4 below and in reliance upon the representations and warranties of Borrowers set forth in Section 5 below, this Amendment shall have the effect of amending the Loan Agreement as appropriate to express the agreements contained herein.  In all other respects, the Loan Agreement and the other Loan Documents shall remain in full force and effect in accordance with their respective terms.

4.            Conditions to Effectiveness.  The effectiveness of this Amendment and the amendments contained herein are subject to the satisfaction of the following conditions precedent or concurrent:

(a)          Agent shall have received a copy of this Amendment executed by Borrowers and Lenders, together with the Consent and Reaffirmation attached hereto;

(b)          Agent shall have received for the pro rata benefit of each Lender party hereto, an amendment fee in the aggregate amount of $250,000; and

(c)          No Default or Event of Default shall be in existence (after giving effect to this Amendment).

5.           Representations and Warranties.  To induce Agent and Lenders to execute and deliver this Amendment, Borrowers hereby represent and warrant to Agent and Lenders that, after giving effect to this Amendment:

(a)          All representations and warranties contained in the Loan Agreement and the other Loan Documents are true and correct in all material respects (or true and correct in all respects with respect to representation and warranties expressly qualified by materiality or Material Adverse Effect) on and as of the date of this Amendment, in each case as if then made, other than representations and warranties that expressly relate solely to an earlier date (in which case such representations and warranties remain true and accurate on and as of such earlier date);

(b)          No Default or Event of Default has occurred which is continuing (after giving effect to this Amendment);

(c)         This Amendment, and the Loan Agreement, as amended hereby, constitute legal, valid and binding obligations of Borrowers and are enforceable against Borrowers in accordance with their respective terms; and

(d)         The execution and delivery by Borrowers of this Amendment does not require the consent or approval of any Person, except such consents and approvals as have been obtained.

6.           Release.  As a material part of the consideration for Agent and Lenders entering into this Amendment and in order to induce Lenders to extend credit pursuant to the Loan Agreement, on the date hereof each Borrower and each Guarantor executing a Consent and Reaffirmation attached hereto,  hereby releases and forever discharges Agent and each Lender and Agent's and each Lender's directors, officers, employees, agents, attorneys, affiliates, subsidiaries, successors and assigns from any and all liabilities, obligations, actions, contracts, claims, causes of action, damages, demands, costs and expenses whatsoever (collectively "Claims"), of every kind and nature, however evidenced or created, whether known or unknown, arising prior to or on the date of this Amendment including, but not limited to, any Claims involving the extension of credit under the Loan Agreement or administration of the Loan Documents, as each may be amended, the indebtedness incurred by any Borrower or any Guarantor or any other transactions evidenced by this Amendment, the Loan Agreement or the other Loan Documents.

7.          Governing Law.  THE VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS AND DECISIONS OF THE STATE OF ILLINOIS, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

8.            Headings.  Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

9.           Counterparts.  This Amendment may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.  Any such counterpart which may be delivered by facsimile transmission shall be deemed the equivalent of an originally signed counterpart and shall be fully admissible in any enforcement proceedings regarding this Amendment.

[Signature pages to follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the date first set forth above.

BANK OF AMERICA, N.A.,
as Agent and as a Lender

By:	/s/Jason Riley
Name:	Jason Riley
Title:	Senior Vice President

Signature Page to Consent and Amendment No. 1 to Third Amended and Restated Loan and Security Agreement

FIFTH THIRD BANK
as a Lender

By:	/s/David O’Neal
Name:	David O’Neal
Title:	Vice President

Signature Page to Consent and Amendment No. 1 to Third Amended and Restated Loan and Security Agreement

WELLS FARGO CAPITAL FINANCE, LLC
(f/k/a Wells Fargo Foothill, LLC) as Syndication
Agent and as a Lender

By:	/s/Krista Wade
Name:	Krista Wade
Title	Vice President

Signature Page to Consent and Amendment No. 1 to Third Amended and Restated Loan and Security Agreement

JPMORGAN CHASE BANK, N.A.,
as Documentation Agent and as a Lender

By:	/s/ Michael P. Gutia
Name:	Michael P. Gutia
Title:	Vice President

Signature Page to Consent and Amendment No. 1 to Third Amended and Restated Loan and Security Agreement

GENERAL ELECTRIC CAPITAL
CORPORATION, as a Lender

By:	/s/ Rebecca L. Milligan
Name:	Rebecca L. Milligan
Title:	Duly Authorized Signatory

Signature Page to Consent and Amendment No. 1 to Third Amended and Restated Loan and Security Agreement

PNC BANK, National Association, including as
successor to National City Business Credit, Inc., as a
Lender

By:	/s/Todd W. Milenius
Name:	Todd W. Milenius
Title:	Vice President

Signature Page to Consent and Amendment No. 1 to Third Amended and Restated Loan and Security Agreement

WABASH NATIONAL CORPORATION, as a Borrower

By:	/s/ Mark J. Weber
Name:	Mark J. Weber
Title:	Senior Vice President – CFO, Treasurer

WABASH NATIONAL, L.P., as a Borrower

By:	Wabash National Trailer Centers, Inc.,
its General Partner

By:	/s/ Mark J. Weber
Name:	Mark J. Weber
Title:	Vice President, Treasurer, Controller

WABASH WOOD PRODUCTS, INC. (f/k/a
WNC Cloud Merger Sub, Inc.), as a Borrower

By:	/s/ Mark J. Weber
Name:	Mark J. Weber
Title:	Vice President, Treasurer

FTSI DISTRIBUTION COMPANY, L.P., as a
Borrower

By:	Wabash National Trailer Centers Inc.,
its General Partner

By:	/s/ Mark J. Weber
Name:	Mark J. Weber
Title:	Vice President, Treasurer, Controller

TRANSCRAFT CORPORATION, as a Borrower

By:	/s/ Mark J. Weber
Name:	Mark J. Weber
Title:	Vice President, Treasurer

Signature Page to Consent and Amendment No. 1 to Third Amended and Restated Loan and Security Agreement

EXHIBIT 8.1.3

COMPLIANCE CERTIFICATE

[_________________________]

__________________, ___

Bank of America, N.A., as Agent
One South Wacker Drive
Suite 3400
Chicago, Illinois  60606

The undersigned, the [Chief Financial Officer/Treasurer/Assistant Treasurer] of Wabash National Corporation ("Wabash"), gives this certificate to Bank of America, N.A., in its capacity as Agent ("Agent") in accordance with the requirements of subsection 8.1.3 of that certain Third Amended and Restated Loan and Security Agreement dated July 17, 2009 among Wabash, as a Borrower, the Subsidiaries of Wabash party thereto as Borrowers, Wells Fargo Foothill, LLC, individually as a Lender and as a Syndication Agent for Lenders, JPMorgan Chase Bank, N.A., individually as a Lender and as a Documentation Agent for Lenders, Agent and Lenders party thereto ("Loan Agreement").  Capitalized terms used in this Certificate, unless otherwise defined herein, shall have the meanings ascribed to them in the Loan Agreement.

[1. Based upon my review of the balance sheets and statements of income of Wabash and its Subsidiaries for the [__________] period ending _______________, ____, copies of which are attached hereto, I hereby certify that:

(a)       EBITDA as of the last day of the period is $__________;

(b)       Capital Expenditures during the period total $__________ in the aggregate[.][;]

[or]

the Fixed Charge Coverage Ratio as of the last day of the period is _____:1.0.]

[1/2].    No Default exists on the date hereof, other than: ____________________________________ [if none, so state]; and

Exhibit 8.1.3 – Page 1

[2/3].    No Event of Default exists on the date hereof, other than ______________________________ [if none, so state].

Very truly yours,

_______________________________
[Chief Financial Officer/Treasurer/Assistant Treasurer]

Exhibit 8.1.3 – Page 2

EXHIBIT 8.3

FINANCIAL COVENANTS

DEFINITIONS

EBITDA – with respect to any period, the sum of net earnings (or loss) before Interest Expense, income taxes, depreciation, amortization and other non-cash charges (including, but not limited to (i) gains and losses from currency fluctuations, (ii) impairment charges relating to fixed assets or intangibles, (iii) expenses relating to stock options, restricted stock grants and stock derivatives issued to employees and directors of Wabash and its Subsidiaries for such period, (iv) expenses relating to the transactions contemplated by Consent and Amendment No. 1 to Third Amended and Restated Loan and Security Agreement dated May 19, 2010 by and among Borrowers, Agent and the parties identified as Lenders on the signature pages thereto (as amended, supplemented or otherwise modified from time to time) and (v) losses with respect to the Warrant described in clause (iii) of the definition of Permitted Investment Documents, but excluding any extraordinary gains for such period), all as determined for Wabash and its Subsidiaries on a Consolidated basis and in accordance with GAAP.

Fixed Charge Coverage Ratio – with respect to any period, the ratio of (i) EBITDA for such period minus the sum of (a) any provision for (plus any benefit from) income taxes included in the determination of net earnings (or loss) for such period plus (b) non-financed Capital Expenditures during such period to (ii) Fixed Charges for such period, all as determined for Wabash and its Subsidiaries on a Consolidated basis and in accordance with GAAP.

Fixed Charges – with respect to any period, the sum of:  (i) scheduled principal payments required to be made during such period in respect to Indebtedness for Money Borrowed (including the principal portion of Capitalized Lease Obligations), plus (ii) Interest Expense for such period, plus (iii) scheduled reductions in the Maximum Fixed Asset Amount pursuant to the definition thereof, all as determined for Wabash and its Subsidiaries on a Consolidated basis and in accordance with GAAP.

Interest Expense - with respect to any period, cash interest expense paid or accrued for such period, including without limitation the interest portion of Capitalized Lease Obligations, plus the Letter of Credit and LC Guaranty fees owing for such period, all as determined for Wabash and its Subsidiaries on a Consolidated basis and in accordance with GAAP.

Exhibit 8.3 – Page 1

COVENANTS

If Availability is less than $15,000,000 at any time before the earlier of (a) August 14, 2011 or (b) the date that monthly financial statements are delivered pursuant to Section 8.1.3(ii) for the month ending June 30, 2011, then:

Minimum EBITDA.  Borrowers shall not permit EBITDA for any period set forth below to be less than the applicable amount set forth below for such period:

Computation Period	Minimum EBITDA

April 1, 2010 through April 30, 2010	$-2,000,000

April 1, 2010 through May 31, 2010	$-3,000,000

April 1, 2010 through June 30, 2010	$-3,000,000

April 1, 2010 through July 31, 2010	$-3,500,000

April 1, 2010 through August 31, 2010	$-3,000,000

April 1, 2010 through September 30, 2010	$-2,500,000

April 1, 2010 through October 31, 2010	$-2,000,000

April 1, 2010 through November 30, 2010	$-1,500,000

April 1, 2010 through December 31, 2010	$-1,000,000

April 1, 2010 through January 31, 2011	$-500,000

April 1, 2010 through February 28, 2011	$0.00

April 1, 2010 through March 31, 2011	$500,000

Twelve month period ending April 30, 2011	$1,500,000

Twelve month period ending May 31, 2011 and each twelve month period thereafter ending on the final day of each calendar month	$2,500,000

Exhibit 8.3 – Page 2

Maximum Capital Expenditures.  Borrowers shall not permit the aggregate amount of all Capital Expenditures of Wabash and its Subsidiaries for any period set forth below to exceed the applicable amount set forth below for such period:

Computation Period	Maximum Capital Expenditures

April 1, 2010 through April 30, 2010	$1,000,000

April 1, 2010 through May 31, 2010	$1,250,000

April 1, 2010 through June 30, 2010	$1,500,000

April 1, 2010 through July 31, 2010	$1,750,000

April 1, 2010 through August 31, 2010	$2,000,000

April 1, 2010 through September 30, 2010	$2,250,000

April 1, 2010 through October 31, 2010	$2,500,000

April 1, 2010 through November 30, 2010	$2,750,000

April 1, 2010 through December 31, 2010	$3,000,000

April 1, 2010 through January 31, 2011	$3,300,000

April 1, 2010 through February 28, 2011	$3,500,000

April 1, 2010 through March 31, 2011	$3,800,000

12 month period ending April 30, 2011	$4,000,000

12 month period ending May 31, 2011 and each twelve month period thereafter ending on the last day of each calendar month	$4,000,000

If Availability is less than $20,000,000, on or after the earlier of (i) August 14, 2011 or (ii) the date that monthly financial statements are delivered pursuant to Section 8.1.3(ii) for the month ending June 30, 2011, then:

Fixed Charge Coverage Ratio.  Borrowers shall not permit the Fixed Charge Coverage Ratio for the 12 month period ending on the last day of the calendar month that ended most recently prior to such time, to be less than 1.10 to 1.0.

Exhibit 8.3 – Page 3

CONSENT AND REAFFIRMATION

Each of the undersigned (each a "Loan Guarantor"), hereby (i) acknowledges receipt of a copy of the foregoing Consent and Amendment No. 1 to Third Amended and Restated Loan and Security Agreement (the "Amendment"); (ii) consents to each Borrower's execution and delivery of the Amendment; (iii) agrees to be bound by the Amendment (including without limitation Section 6 thereof); and (iv) reaffirms that the Loan Documents to which it is a party (and its obligations thereunder) shall continue to remain in full force and effect.  Although each Loan Guarantor has been informed of the matters set forth herein and have acknowledged and agreed to same, each Loan Guarantor understands that Agent and Lenders have no obligation to inform any Loan Guarantor of such matters in the future or to seek any Loan Guarantor's acknowledgment or agreement to future amendments, waivers or consents, and nothing herein shall create such a duty.

This Consent and Reaffirmation shall be a contract made under and governed by the laws of the State of Illinois, without regard to conflict of laws principles that would require the application of laws other than those of the State of Illinois.

IN WITNESS WHEREOF, each Loan Guarantor has executed this Consent and Reaffirmation on and as of the date of the Amendment.

CONTINENTAL TRANSIT CORPORATION, as a
Loan Guarantor

By:	/s/ Mark J. Weber
Name:	Mark J. Weber
Title:	Treasurer

WABASH NATIONAL SERVICES, L.P., as a Loan
Guarantor

By: Wabash National Trailer Centers, Inc.,
its General Partner

By:	/s/ Mark J. Weber
Name:	Mark J. Weber
Title:	Vice President, Treasurer, Controller

Consent and Reaffirmation to Consent and Amendment No. 1 to Third Amended and Restated Loan and Security Agreement

WABASH NATIONAL TRAILER CENTERS,
INC., as a Loan Guarantor

By:	/s/ Mark J. Weber
Name:	Mark J. Weber
Title:	Vice President, Treasurer, Controller

WABASH FINANCING LLC, as a Loan Guarantor

By:	/s/ Mark J. Weber
Name:	Mark J. Weber
Title:	Treasurer, Manager

NATIONAL TRAILER FUNDING, L.L.C., as a
Loan Guarantor

By: Wabash National Trailer Centers, Inc.,
its Sole Member

By:	/s/ Mark J. Weber
Name:	Mark J. Weber
Title:	Vice President, Treasurer, Controller

WABASH NATIONAL MANUFACTURING, L.P.
(f/k/a Wabash National Lease Receivables, L.P.), as
a Loan Guarantor

By: Wabash National Corporation,
its General Partner

By:	/s/ Mark J. Weber
Name:	Mark J. Weber
Title:	Senior Vice President - CFO, Treasurer

CLOUD OAK FLOORING COMPANY, INC., as a
Loan Guarantor

By:	/s/ Mark J. Weber
Name:	Mark J. Weber
Title:	Vice President, Treasurer

Consent and Reaffirmation to Consent and Amendment No. 1 to Third Amended and Restated Loan and Security Agreement